EXHIBIT 23.1

CONSENT OF INDEPENDENT

CERTIFIED PUBLIC ACCOUNTANTS

Lifestream Technologies, Inc

Post Falls, ID

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated August 29, 2001, except for note 15 as to which the date is September 25, 2001, relating to the consolidated financial statements of Lifestream Technologies, Inc. appearing in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO Seidman, LLP

Spokane, Washington

October 31, 2001